Exhibit 99.1

CANTECH HOLDING, INC. (BSSP) ANNOUNCES FORMAL NEGOTIATIONS FOR LOI/BUSINESS COLLABORATION WITH ZELOR S.A.P.I., MEXICO

MONROVIA CA. August 19, 2016 – Cantech Holding, Inc., formerly Reve Technologies, Inc. (OTCPK: BSSP) (the “Company” or “Cantech”) a development stage immunotherapeutic based technology company today announced it has received a Letter of Intent which proposes a business collaboration with newly formed Institute of Medicine of the conservation ZELOR S.A.P.I., located in Tijuana B.C. Mexico (“Zelor”).

After ongoing discussions on August 16, 2016 the Company received a letter of intent from Zelor who is involved with scientific research on biotechnology field specializing in human health. Zelor has expressed interest standing ready to discuss business collaboration and terms for processing and/or manufacturing of Cantechs spotlight product called Immune Therapeutic Protein as well as specific process and/or requirements for the Company’s objectives. Zelor describes their terms of collaboration attractive and facilities accommodating including state of the art equipment and GMP (good manufacturing practices) all around. Company management will attend the now scheduled formal meeting in Mexico early next week. The onsite visit to include to view and inspect the facilities while attending the formal negotiations for the proposed business collaboration agreement between the Company and Zelor which have been discussed to include the processing and/or manufacture for commercialization of its spotlight product utilizing Zelors facilities and utilizing its permit for Mexico.

The Company notes it will additionally pursue the completion for obtaining its own permit in progress for over eight months now but believes that the business collaboration with Zelor upon completion steps up and provides for the sooner immediate entry to the markets for initiation of the Companys spotlight product in Mexico.

Further the Company reports that it is also in negotiations to obtain licensing from a Company that has an FDA, Medicare and Medi Cal approved medical device technology for non-invasive cardio vascular testing procedures and other important medical testing applications.

The Company previously reported launching its new corporate identity as Cantech to reflect is new business strategy. The name represents the fusion of an innovative approach regarding its commitment to improving lives by helping to bring impactful immunotherapeutic treatment(s) to market initially in Mexico for cancer indication.

The Company previously reported it was in process of obtaining an assignment for a new cusip number in connection with the name change, and its submission of a corporate action with FINRA toward gaining approval regarding a new ticker symbol for the Company as soon as practicable and plans to announce any effective date for such change in a future release or current report. The corporate action included the Company changing both its name to Cantech Holding, Inc. from Reve Technologies, Inc. along with changing its corporate domicile to Wyoming from Nevada which all became effective on May 27, 2016, and provided for a voluntary symbol change requested. The Company further notes that its filings going forward on the next filing with the SEC will also track under the new name Cantech Holding, Inc. On August 5, 2016 the Company received notice from FINRA summarily that after review of the corporate action including all materials submitted, and including its periodic reports, that in accordance with FINRA rule 6490 it was deficient under said rule citing the Company being delinquent in two of its periodic reports for the period ended December 31, 2015, and for the period ended March 31, 2016. Once the filing deficiencies have been cured the Company may resubmit the corporate action which would then upon any subsequent approval allow OTC markets to finally recognize the name change that presently exists everywhere else (already effective in Wyoming and on the next filing to the SEC EDGAR database) along with providing for a new symbol to match. Noting, the Company believes it has encountered difficulties through the review period from certain potential investors that would have assisted much earlier the additional financing necessary to assist curing the delinquencies and provide additional working capital for Company operations but however required the symbol and name be processed simply to match its new business operations and Cantech name going forward for the OTC markets which the Company believes is logical. The Company will endeavor to proceed forward with these obstacles as best possible.

About Canteck Pharma, Inc. IPF for Cancer treatment

Immunotherapy has the potential to provide an alternative and/or complementary treatment in combination with other immune base therapy for several types of cancer. The advantage of immunotherapy over radiation and chemotherapy is that it can act specifically against the tumor without causing normal tissue damage. Current data indicates that immune protection against all cancer requires the generation of a potent cellular immune response against a unique tumor antigen expressed by the malignant cell. As a consequence successful immune protection first requires a unique antigen expressed in the tumor cells (tumor specific antigen) and second, an induction of a potent T-cell immune response, targeted to the tumor antigen.

Unfortunately the immune system by itself can´t recognize specific tumor antigens and reject them; however recent advances have revealed that certain proteins binding with specific tumor antigens can be recognized by the immune system, this is what IPF does.

IPF proteins attach to tumor antigens, creating super-antigens (Sags), which increases the number of antibodies against the malignant cells and induces a potent T-cell immune response targeted to the tumor antigen. For a stronger immune response, IPF may be paired with different kinds of adjuvants such as IL-2, IL-6, IL-12 or other cytokines. Another form of immunotherapy can also provide active immunization, which allows for amplification of the immune response. In addition, vaccines can generate a memory immune response. Recent advances have revealed that any cellular protein (expressed in virally infected cells or cancer cells) can be recognized by the immune system if those proteins are presented to the immune system in a form that results in an activation rather than ignorance or tolerance to the antigen. In addition, T-cells rather than B-cells are usually responsible for this recognition.

It is important to point out that when we discuss vaccines for cancer we are referring to treatment rather than prevention, because the antigens expressed by tumor cells (which are the immunogens recognized by the immune system) are not yet known. Attaching known proteins will increase the number of antibodies to fight against them.

This mechanism of action will give us an exact answer (known antigens we have to make known for immune system). In contrast we can use vaccines to prevent infectious diseases because the antigens expressed the causative agent – fraction and/or its proteins that can attach, serve as the immunogen are already known.

About Cantech Holding, Inc. (f/k/a Reve Technologies, Inc.)
The Company was incorporated on May 11, 2010 (Date of Inception) under the laws of the State of Nevada, as Bassline Productions, Inc. On March 21, 2014 the Company amended its articles of incorporation and changed its name to Reve Technologies, Inc. and investing to develop and market emerging hardware, mobile and web applications later establishing a new Capital Purchase Division. The Company is now a transitioning forward with the acquisition of an Exclusive License Agreement for Patented Technology for Irreversible Pepsin Fraction (IPF) specific to the Cancer indication only, for Mexico with privately held immune-oncology and Therapeutics company. Through the terms for the Company’s Exclusive Sub Licensing Agreement with Canteck Pharma, Inc. we will focus on the development, manufacture and commercialize our lead product Irreversible Pepsin Fraction (IPF) specific to the Cancer indication only, for Mexico. The Company changed its name to Cantech Holding, Inc. effective on May 27, 2016 and its domicile to Wyoming from Nevada also effective on May 27, 2016.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Cantech Holding, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Cantech Holding, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Cantech Holding, Inc.'s filings with the Securities and Exchange Commission.